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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Proxim, Inc. of our report dated January 19, 1998, appearing on page 47 of the Company's Annual Report on Form 10-K for the year ended December 31, 1997.




/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
San Jose, California
June 17, 1998